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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT
                    Pursuant  to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report August 29, 1997 (Date of earliest event reported August 21, 1997)




                          EL PASO NATURAL GAS COMPANY
             (Exact name of registrant as specified in the charter)



           Delaware                                 1-2700                                74-0608280
(State or other jurisdiction                (Commission File Number)                   (I.R.S. Employer
      of incorporation)                                                               Identification No.)



El Paso Energy Building
1001 Louisiana Street
Houston, Texas                                                                              77002
(Address of principal executive offices)                                                  (Zip Code)



      Registrant's telephone number, including area code (713) 757-2131

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Item 5.      Other Events

             On August 21, 1997, El Paso Natural Gas Company (the "Company"), now doing business as El Paso Energy Corporation, entered into a definitive merger agreement which provides for the acquisition by the Company of all the outstanding shares of common stock of Gulf States Gas Pipeline Company ("Gulf States") through a merger of Gulf States into a subsidiary of the Company. The net purchase price is approximately $39 million, and the transaction is expected to close in September 1997, following the satisfaction of several conditions, including the receipt of certain governmental approvals.

             A copy of the press release further describing the transaction is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.      Financial Statements and Exhibits

             c)  Exhibits:

                 Exhibit Number                           Description
                 --------------                           -----------
                       99                    Press release dated August 21, 1997




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        EL PASO NATURAL GAS COMPANY



                                        By:     /s/ Jeffrey I. Beason
                                           -----------------------------------
                                                  Jeffrey I. Beason
                                            Vice President and Controller


Date: August 29, 1997





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                          EL PASO NATURAL GAS COMPANY

                                 EXHIBIT INDEX

                                       to

                            FORM 8-K CURRENT REPORT

                       Date of Report: August 29, 1997


 Exhibit
 Number                                        Description
 ------                                        -----------
  99                              Press release dated August 21, 1997.





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